SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

VOLUNTARY REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

YAFARM TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-5156305
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

257 Whitefield Road
Pittston, Maine 04345
(Address of Principal Executive Offices)

197 Route 18 South, Suite 3000
PMB 4157
East Brunswick, New Jersey 08816
 (Former Address of Principal Executive Offices)

(718) 872-6948
Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

YAPHARM TECHNOLOGIES, INC.
Form 8-K
Voluntary Report

ITEM 5.02:  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 14, 2012 Zhiguang Zhang resigned as Chief Executive Officer and Director of YaFarm Technology, Inc. for personal reasons, and Hong Zhao resigned as President, Secretary, Chief financial Officer and director of YaFarm Technology, Inc. for personal reasons as well.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

•	As of December 14, 2012, Brian Hermenze was appointed as the Company’s President and a Director.

•	As of December 14, 2012, Cody McDowell was appointed as the company’s President and a Director.

The biographies for Mr. Hermenze and Mr. Cody McDowell are set forth below:

Brian Hermenze:  Mr. Hermenze for the past five years he has been a private investor, specializing in small-cap growth companies.  Mr. Hermenze previously held the NASD Series 7, 24, and 63 licenses and worked as a Financial Advisor with several investment banking firms in the New York City area. Mr. Hermenze utilized the experience he gained in the public financial markets and worked as a consultant for several public companies.

Cody McDowell:  Mr. McDowell currently a private investor.  Mr. McDowell is a recent Graduate of Colorado State University, where he obtained a degree in Exercise Science obtaining a thorough knowledge in the exercise development field and rehabilitation of the human body.  Prior to attending Colorado State University – Pueblo, he played NCAA Division II Football at Adams State College in Alamosa, Colorado.

ITEM 9.01                      EXHIBITS

(b)

Exhibit No.	Exhibit

17 a.	Resignation of Zhiguang Zhang

17 b.	Resignation of Hong Zhao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2013	By:	/s/ Brian Hermenze
Brian Hermenze
President

Date: February 1, 2013	By:	/s/ Cody McDowell
Cody McDowell
Chief Executive Officer